Exhibit 3.1
THE MEN’S WEARHOUSE, INC.

THIRD
AMENDED AND RESTATED
BYLAWS
(As Amended and Restated effective June 25, 2008)
Article I
Offices
     Section 1.01. Principal Place of Business. The principal place of business of the corporation may be located within or without the State of Texas as the board of directors may from time to time determine.
     Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.
Article II
Meetings of Shareholders
     Section 2.01. Time and Place of Meetings. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof and, if authorized by the board of directors may be held by remote communications.
     Section 2.02. Annual Meeting. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.
     Section 2.03. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the chairman of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least ten percent of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 2.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     Section 2.05. Procedures with Respect to Matters to be Considered at a Meeting.
          (A) Annual Meetings of Shareholders.
               (1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors, or (c) by any shareholder of the corporation who (i) was a shareholder of record of the corporation at the time the notice provided for in this Section 2.05 of Article II is delivered to the Secretary of the corporation and at the time of the annual meeting, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 2.05 of Article II as to such nomination or business. Clause (c) shall be the exclusive means for a shareholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and indicated in the corporation’s notice of meeting) at an annual meeting of shareholders.
               (2) Without qualification, for nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.05(A)(1)(c) of Article II, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of the annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the Secretary (whether pursuant to this Section 2.05(A)(2) of Article II or Section 2.05(B) of Article II) shall set forth:

     (a) as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iii) include a completed and signed questionnaire, representation and agreement required by Section 2.06 of this Article II;
     (b) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and
     (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii)(A) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record by such shareholder and by such beneficial owner, (B) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the corporation (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the shareholder of record as of the record date), (C) any short interest in any security of the corporation (for purposes of this Section 2.05 of Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), in each case with respect to the information required to be included in the notice pursuant to (A) through (C) above, as of the date of such notice and including, without limitation, any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household, (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
The corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the corporation, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
               (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.05 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
     (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.05 is delivered to the Secretary of the corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.05. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice in the same form as required by paragraph (A)(2) of this Section 2.05 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.06 of this Article II) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
          (C) General.
               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 of Article II shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.05 of Article II. Except as otherwise provided by law, the Articles of Incorporation of the corporation, as amended (the “Articles of Incorporation”) or these Bylaws, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.05 of Article II and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.05 of Article II, in the reasonable judgment of the Chairman of the meeting under the circumstances existing at the time and given the information available to the Chairman, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.05 of Article II, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.05 of Article II, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the shareholders.
               (2) For purpose of this Section 2.05 of Article II, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
               (3) Nothing in this Section 2.05 of Article II, shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.
     Section 2.06. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation (other than a nominee nominated pursuant to Section 2.05A(1)(a) or (b) or Section 2.05B(1) of Article II), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.05 of Article II of these Bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the corporation.
     Section 2.07. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.
     Section 2.08. Vote Required. With respect to any matter, other than the election of directors or a matter for which a different vote is required by law or the articles of incorporation,

the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Unless otherwise required by law or by the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
     Section 2.09. Voting; Proxies. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent provided otherwise in the Articles of Incorporation or in the Texas Business Corporation Act (the “Act”). Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephone transmissions by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.09.
     Section 2.10. Action Without Meeting. Any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.
Article III
Directors
     Section 3.01. Powers. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.
     Section 3.02. Number, Election and Term. The number of directors that shall constitute the whole board of directors shall be not less than one. Such number of directors shall from time to time be fixed and determined by resolution adopted by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.03 of these bylaws, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.
     Section 3.03. Vacancies. Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     Section 3.04. Change in Number. The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
     Section 3.05. Removal. Any director may be removed for cause at any special meeting of shareholders duly called and held for such purpose. At any meeting of shareholders called expressly for the purpose of removing a director or directors, such director or directors may be removed only for cause by a vote of a majority of the shares of stock of the corporation then entitled to vote at an election of directors.
     Section 3.06. Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.
     Section 3.07. Regular Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.
     Section 3.08. Notice of Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 3.09. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.
     Section 3.10. Waiver and Requirements of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 3.11. Quorum; Vote Required. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.12. Committees. The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees that shall in each case consist of one or more directors and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee shall have and may exercise such powers as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.
     Section 3.13. Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.
     Section 3.14. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, or a meeting of a committee thereof, and may be paid a fixed sum for attendance at each meeting of the board of directors, or a meeting of a committee thereof, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Article IV
Notices
     Section 4.01. Form of Notice; Delivery. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram, telex, cablegram, facsimile or other similar transmission.
     Section 4.02. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Article V
Officers
     Section 5.01. Officers. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, a president and a secretary and may consist of a chief operating officer, one or more vice presidents, a treasurer, an assistant treasurer and an assistant secretary, who need not be members of the board of directors. Two or more offices may be held by the same person.
     Section 5.02. Additional Officers. The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws.
     Section 5.03. Compensation. The salaries and terms of employment of the chairman of the board, the president and the chief operating officer, if any, of the corporation shall be fixed by the board of directors. The board of directors shall have the power to cause the corporation to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable.
     Section 5.04. Term; Removal; Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.
     Section 5.05. Chief Executive Officer. The chairman of the board shall be the chief executive officer of the corporation, unless the board of directors designates the president as the chief executive officer of the corporation. The chief executive officer shall preside at all meetings of shareholders, shall have general and active management of the business of the corporation, and shall see that all resolutions of the board of directors are carried into effect. The board of directors may change the designation of chief executive officer at any time, but no such change shall constitute removal of any person from the office of chairman of the board or president, as the case may be. If the chairman of the board shall be chief executive officer, then in the absence or disability of the chairman of the board, the president shall perform the duties and have the authority of the chief executive officer. If the president shall have been last designated as chief executive officer, then in the absence or disability of the president, the chairman of the board shall perform the duties and have the authority of the chief executive officer.
     Section 5.06. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors. The chairman of the board shall be the chief executive officer of the corporation, except as set forth in Section 5.05 of these bylaws
     Section 5.07. Vice Chairman of the Board. The vice chairman of the board, if one is elected, shall, in the absence or disability of the chairman of the board, perform the duties and have the authority and exercise the powers of the chairman of the board. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board may from time to time delegate.
     Section 5.08. President. The president shall have general supervision over strategic planning and implementation, administration and the accounting and finance operations of the corporation, and shall see that all resolutions of the board of directors are carried into effect. The president shall be the principal executive officer of the corporation for purposes of all filings by the corporation with the Securities and Exchange Commission. Unless the board of directors shall have designated a particular vice president of the corporation as principal financial officer, the president shall also be the principal financial officer of the corporation for purposes of all filings by the corporation with the Securities and Exchange Commission. The president shall have such other duties as may be determined from time to time by resolution of the board of directors not inconsistent with these bylaws. If the president shall have been last designated as chief executive officer, he also shall have the authority and perform the duties appertaining to that designation, as specified in Section 5.05 of these bylaws. The president, in the absence or incapacity of the chief operating officer, shall also perform the duties of that office.
     Section 5.08A. Chief Operating Officer. The chief operating officer of the corporation, if one is elected, shall report to the chief executive officer and the president of the corporation and shall have general supervision of the day-to-day operation of retail activities of the corporation and shall perform such duties, and shall have such other authority and powers, as the president, the chief executive officer or the board of directors may from time to time prescribe. The chief operating officer, with the approval of either the chief executive officer or the president, shall have authority to execute instruments, documents, agreements and contracts, in the name of the corporation, to the same extent as the president or any vice president of the corporation.
     Section 5.09. Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate. The board of directors may, at the time of election of any vice president of the corporation, designate such vice president a “senior vice president” or “executive vice president” of the corporation or designate such vice president by reference to a principal business function, such as “finance” or “administration”.
     Section 5.10. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate.
     Section 5.11. Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate.
     Section 5.12. Treasurer. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.
     Section 5.13. Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the chairman of the board or the president may from time to time delegate.
Article VI
Certificates Representing Shares
     Section 6.01. Certificates. The shares of the corporation may be represented by certificates or may be uncertificated. Every holder of shares of the corporation shall be entitled to have a certificate, in such form as shall be approved by the board of directors, certifying the number of fully-paid shares owned by such holder. Certificates representing shares shall be signed by the president of a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.
     Section 6.02. Facsimile Signatures. The signatures of the president or a vice president and the secretary or an assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
     Section 6.03. Lost Certificates. The board of directors may direct a new certificate, or uncertificated shares, to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, or uncertificated shares, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
     Section 6.04. Transfers. In the case of shares represented by a certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate, or uncertificated shares, shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the corporation.
     Section 6.04A. Notice Upon Issuance or Transfer of Uncertificated Shares. In accordance with Chapter 8, Texas Business & Commerce Code, the corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Texas Business Corporation Act, as it may be amended from time to time, and any successor to said act.
     Section 6.05. Fixing Record Dates. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting, (ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6.05, such determination shall apply to any adjournment thereof. The stock transfer books shall not be closed for the foregoing or any other purpose.
     Section 6.06. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken proposed to be taken is delivered to the corporation in the manner required by Section 2.10 of these bylaws. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.
     Section 6.07. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares. Except as otherwise required by law, neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.
     Section 6.08. List of Shareholders. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.
Article VII
General Provisions
     Section 7.01. Distributions and Share Dividends. Subject to the provisions of the articles of incorporation relating thereto, if any, distributions and share dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Subject to any provisions of the articles of incorporation, distributions may be made by the transfer of money or other property (except the corporation’s own shares or rights to acquire such shares) or by the issuance of indebtedness of the corporation, and share dividends may be paid in the corporation’s own authorized but unissued shares or in treasury shares.

     Section 7.02. Reserve Funds. Before payment of any distribution or share dividend, there may be set aside out of any funds of the corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 7.03. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
     Section 7.04. Fiscal Year. The fiscal year of the corporation shall end on the last Saturday nearest to January 31 of each year.
     Section 7.05. Seal. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
     Section 7.06. Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation shares held by each of them. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
     Section 7.07. Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
     Section 7.08. Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

Article VIII
Indemnification of Directors and Officers
     Article 2.02-1 of the Act (the “Article”) permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by the Article. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof.
     A person’s right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to this Article VIII shall not be deemed exclusive of any other right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to any contract of insurance or any other law, contract, arrangement or understanding.
Article IX
Amendments
     These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the whole board of directors at any regular or special meeting; provided, that these bylaws may not be altered, amended, or repealed so as to be inconsistent with law or any provision of the articles of incorporation.